FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                          March 12, 1998



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

      (Exact name of registrant as specified in its charter)




        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation       (I.R.S. Employer Identification No.)
     of registrant)




                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)

                        (703) 872-5306
       (Registrant's telephone number, including area code)














Item 5. Other Events

     On March 12, 1998, US Airways Group, Inc. (the Company) and the holders of the Company's Series H Senior Cumulative Convertible Preferred Stock (Series H Preferred Stock), affiliates of Berkshire Hathaway, Inc., completed a transaction whereby the Series H Preferred Stock was converted into 9,239,938 shares of the Company's common stock, $1.00 par value, and the Series H Preferred Stock was retired.

     The Series H Preferred Stock was the Company's last outstanding preferred stock issuance. During 1997, the Company retired its publicly-held Series B Preferred Stock and the preferred stock held by British Airways, Plc. The annual dividend payments associated with these preferred stock issuances totaled approximately $79 million.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             US Airways Group, Inc. (REGISTRANT)

Date: March 12, 1998     By: /s/ James A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)